Exhibit 6.0

ACORD®

CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY): 08/06/2021

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must have ADDITIONAL INSURED provisions or be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER	
Sterling Seacrest Pritchard P O Box 724137 Atlanta GA 31139	CONTACT NAME: Tina Cannon PHONE (A/C, No, Ext): (678) 424-6500 FAX (A/C, No): (678) 424-6527 E-MAIL ADDRESS: tcannon@sspins.com

INSURED	INSURER(S) AFFORDING COVERAGE	NAIC #
Chattahoochee Physicians Laboratory Services, LLC DBA helioDX	INSURER A: Hartford Insurance	
1122 Cambridge Square	INSURER B:	
Suite E	INSURER C:	
Alpharetta GA 30009	INSURER D:	
	INSURER E:	
	INSURER F:	

COVERAGES **CERTIFICATE NUMBER:** 21-22 BOP/WC **REVISION NUMBER:**

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSD	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
A	[X] COMMERCIAL GENERAL LIABILITY; [ ] CLAIMS-MADE [X] OCCUR; GEN'L AGGREGATE LIMIT APPLIES PER: [ ] POLICY [ ] PRO-JECT [ ] LOC; OTHER:	Y	Y	20SBAAM6R84	08/01/2021	08/01/2022	EACH OCCURRENCE	$ 1,000,000
							DAMAGE TO RENTED PREMISES (Ea occurrence)	$ 1,000,000
							MED EXP (Any one person)	$ 10,000
							PERSONAL & ADV INJURY	$ 1,000,000
							GENERAL AGGREGATE	$ 2,000,000
							PRODUCTS - COMP/OP AGG	$ 2,000,000
								$
A	AUTOMOBILE LIABILITY; [ ] ANY AUTO; [ ] OWNED AUTOS ONLY [ ] SCHEDULED AUTOS; [X] HIRED AUTOS ONLY [X] NON-OWNED AUTOS ONLY			20SBAAM6R84	08/01/2021	08/01/2022	COMBINED SINGLE LIMIT (Ea accident)	$ 1,000,000
							BODILY INJURY (Per person)	$
							BODILY INJURY (Per accident)	$
							PROPERTY DAMAGE (Per accident)	$
								$
	[ ] UMBRELLA LIAB [ ] OCCUR; [ ] EXCESS LIAB [ ] CLAIMS-MADE; DED [ ] RETENTION $						EACH OCCURRENCE	$
							AGGREGATE	$
								$
A	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y/N; ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory in NH) [Y]; If yes, describe under DESCRIPTION OF OPERATIONS below	N/A		20WBCAM7DHY	08/01/2021	08/01/2022	PER STATUTE / OTH-ER	
							E.L. EACH ACCIDENT	$ 100,000
							E.L. DISEASE - EA EMPLOYEE	$ 100,000
							E.L. DISEASE - POLICY LIMIT	$ 500,000
A	Special Property Form- Including Theft Replacement Cost			20SBAAM6R84	08/01/2021	08/01/2022	Property Limits:	See Below
							Property Deductible:	$1,000

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (ACORD 101, Additional Remarks Schedule, may be attached if more space is required)

Location 1: 1122 Cambridge Square, Suite E, Alpharetta, GA 30009 - Business Personal Property: $500,000
Location 2: 9218 Dayton Pike, Suite 116 & 118, Soddy Daisy, TN 37379 - Business Personal Property: $53,000
Location 3: 8465 Merchants Way, Suite 206, Jacksonville, FL 32222 - Business Personal Property: $50,000

Grandeza Healthcare Consultants, LLC and RushNet, Inc. are listed as Additional Named Insureds.

CERTIFICATE HOLDER	CANCELLATION
For Information Purposes	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.
	AUTHORIZED REPRESENTATIVE